Exhibit 1.1

UNDERWRITING AGREEMENT

between

WAH FU EDUCATION GROUP LIMITED

(a British Virgin Islands company)

and

NETWORK 1 FINANCIAL SECURITIES, INC.

as Underwriter

WAH FU EDUCATION GROUP LIMITED

Minimum Offering: $5,000,000

Maximum Offering: $10,000,000

($5:00 per share)

UNDERWRITING AGREEMENT

[   ], 2018

Network 1 Financial Securities, Inc.

2 Bridge Avenue, Penthouse

Red Bank, NJ 07701

Ladies and Gentlemen:.

The undersigned, Wah Fu Education Group Limited, a British Virgin Islands company (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of the Company, the “Company”), hereby confirms its agreement with Network 1 Financial Securities, Inc. (hereinafter referred to as “you” (including its correlatives) or the “Underwriter”) as follows:

1. Purchase and Sale of Ordinary Shares.

1.1 Purchase of Ordinary Shares.

1.1.1 Nature and Purchase of Ordinary Shares.

(i)       On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Underwriter, an aggregate of between 1,000,000 (the “Minimum Offering”) and 2,000,000 (the “Maximum Offering”) shares of the Company’s Ordinary Shares, par value $0.01 per share (“Ordinary Shares”), to investors deemed acceptable by the Company (the “Investors”). All Ordinary Shares to be offered and sold in the offering shall be issued and sold through the Underwriter, as agent for the Company, to the public, and the Underwriter agrees to use its best efforts to sell the Ordinary Shares as agent for the Company.

(ii) The Ordinary Shares are to be offered to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined below) (the “Public Offering Price”).

1.1.2. Offering Period. Your appointment shall commence upon the date of the execution of this Agreement, and shall continue for a period (such period, including any extension thereof as hereinafter provided, being herein called the “Offering Period”) of 90 days from the effective date (the “Effective Date”) of the Registration Statement (and for a period of up to 90 additional days if extended by agreement of the Company and you), unless all of the Ordinary Shares have previously been subscribed for. The Offering will terminate and all amounts paid by applicants to purchase Ordinary Shares will be promptly returned to them without charge, deduction or interest as provided in the Prospectus and the Escrow Agreement (as hereinafter defined) (i) if subscriptions for at least $5,000,000 have not been received within the Offering Period, (ii) at any time by agreement of the Company and you or (iii) this Agreement shall be terminated as provided herein.

1

1.1.3. Payment and Delivery.

(i) Subject to the penultimate sentence of this paragraph, the Ordinary Shares will be delivered by the Company to the Underwriter against payment of the purchase price therefor at the offices of Mei & Mark LLP, counsel to the Underwriter (“Mei & Mark”), at 10:00 a.m. Eastern time, on the second (2nd ) Business Day (or if the Ordinary Shares are priced, as contemplated by Rule 15c6-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after 4:30 p.m. Eastern time, the third (3rd) Business Day after the date (the Closing Date”) on which notice (the “Closing Notice”) requesting that the Offering be closed has been delivered to the Company by the Underwriter. The Closing Notice may be delivered at any time after notice has been delivered to the Company by the Underwriter that conditions for the Minimum Offering have been met. The Closing Date shall be no later than 93 days from the date of the Prospectus (the “Offering Termination Date”). If the Underwriter so elects, delivery of the Ordinary Shares may be made, for the accounts of the respective investors, by credit through full FAST transfer to the account at The Depository Trust Company (“DTC”) designated by the Underwriter. Certificates representing the Ordinary Shares, in definitive form and in such denominations and registered in such names as the Underwriter may reasonably request upon at least two (2) Business Days’ prior written notice to the Company, will be made available for checking and packaging not later than 10:00 a.m. EST on the business day next preceding the Closing Date at the above addresses, or such other location as may be mutually acceptable. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

(ii) Prior to the sale of all of the Ordinary Shares, all funds received from purchasers of the Ordinary Shares shall be placed in an escrow account (the “Escrow Account”) with Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”), in accordance with the escrow agreement entered into by and among the Underwriter, the Company and the Escrow Agent dated [date] (the “Escrow Agreement”), the form of which is attached as an exhibit to the Registration Statement. The Underwriter shall promptly deliver to the Escrow Agent all monies in the form of checks or wire transfers which it receives from prospective purchasers of the Ordinary Shares by noon of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and monies are received. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to “Continental Stock Transfer & Trust AAF Wah Fu Education Group Limited Escrow Account.” Upon delivery of the certificates (in form and substance reasonably satisfactory to the Underwriter) representing the Ordinary Shares (or through the facilities of the DTC), the Escrow Agent shall release such funds to the Company, in accordance with the terms of the Escrow Agreement. In the event that the Minimum Offering amount is not sold on or before the Offering Termination Date, as determined by the Escrow Agent in its sole discretion and in accordance with the Escrow Agreement, all funds then held in the Escrow Account shall be returned promptly to the respective purchasers as provided in the Escrow Agreement.

1.2 Nature of Underwriting.

The offering is being made without a firm commitment by the Underwriter, with no obligation or commitment on the part of the Underwriter to sell any of the Ordinary Shares. The Underwriter must sell the minimum number of Ordinary Shares offered (1,000,000 Ordinary Shares), if any are sold, and are required to use only their best efforts to sell the Ordinary Shares offered.

1.3 Underwriter’s Remuneration.

The Company agrees to provide to the Underwriter a commission of seven and half percent (7.5%) of the Offering for the investors introduced by the Underwriter and a commission of four and half percent (4.5%) of the Offering for the investors introduced by the Company at the offering price set forth on the cover page of the Prospectus for the Ordinary Shares. The Company also agrees to issue to the Underwriter a warrant, substantially in form of Exhibit C hereto, equal to five percent (5%) of the aggregate gross proceeds to the Company from the Offering and sale of the Ordinary Shares.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the Applicable Time (as defined below) and as of the Closing Date, as follows:

2.1 Filing of Registration Statement.

2.1.1. Pursuant to the Act.

(i) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form F-1 (File No. 333-223804), including any related prospectus or prospectuses, for the registration of the Ordinary Shares under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company and conform, in all material respects, with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement.”

2

(ii) The final prospectus in the form first furnished to the Underwriter for use in the Offering, is hereinafter called the “Prospectus.”

(iii) The Registration Statement has been declared effective by the Commission on or prior to the date hereof. “Applicable Time” means 9:00 a.m. (EDT) on [date] or such other time as agreed to by the Company and the Underwriter.

2.1.2. Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number [ ]) providing for the registration under the Exchange Act, of the Ordinary Shares. The registration of the Ordinary Shares under the Exchange Act has been declared effective by the Commission on or prior to the date hereof.

2.1.3. Registration under the Exchange Act. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration except as described in the Registration Statement and Prospectus.

2.1.4. Listing on Nasdaq. The Ordinary Shares will be approved for listing on the Nasdaq Global Market (“Nasdaq”) by the Closing Date, subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Ordinary Shares on Nasdaq nor has the Company received any notification that Nasdaq is contemplating revoking or withdrawing approval for listing of the Ordinary Shares.

2.2 No Stop Orders, etc. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of any preliminary prospectus (“Preliminary Prospectus”), the Prospectus or the Registration Statement has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3 Disclosures in Registration Statement.

2.3.1. 10b-5 Representation.

(i) The Registration Statement and the Prospectus and any post-effective amendments thereto will in all material respects comply with the requirements of the Act and the Regulations.

(ii) (a) The Registration Statement, when it became effective, and any amendment or supplement thereto, did not contain and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the Prospectus when filed with the Commission does not contain and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information with respect to the Underwriter furnished to the Company by the Underwriter expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any of the Underwriter consists solely of the disclosure contained in the “Underwriting” section of the Prospectus (collectively, the “Underwriter’s Information”).

3

(iii) The road show presentation and materials (collectively, the “Disclosure Materials”), do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Materials based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter’s Information described as such in Section 2.3.1(ii) hereof.

2.3.2. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement.

2.4 Changes After Dates in Registration Statement.

2.4.1. No Material Adverse Change. Since the end of the period covered by the latest audited financial statements included in the Registration Statement and the Prospectus, and except as otherwise specifically stated therein: (i) to the knowledge of the Company, there has been no events that have occurred that would have a material adverse change in the condition, financial or otherwise, or business prospects of the Company; and (ii) there have been no material transactions entered into by the Company that are not in the ordinary course of business, other than as contemplated pursuant to this Agreement.

2.4.2. Recent Securities Transactions, etc. Since the end of the period covered by the latest audited financial statements included in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not, other than with respect to options to purchase Ordinary Shares at an exercise price equal to the then fair market price of the Ordinary Shares, as determined by the Company’s board of directors, granted to employees, consultants or service providers: (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money other than in the ordinary course of business; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5 Independent Accountants. To the best of the Company’s knowledge, Friedman LLP (“Friedman”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations.

2.6 Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved except as disclosed therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement and the Prospectus, (a) neither the Company nor any of its operating subsidiaries (each a “Subsidiary” and together the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries or any grants under any stock compensation plan and, (d) there has not been any material adverse change in the Company’s long-term or short-term debt.

2.7 Authorized Capital; Options, etc. The Company had the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted share capitalization set forth therein. Except as set forth in, or contemplated by, this Agreement, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued ordinary shares of the Company or any security convertible into ordinary shares of the Company, or any contracts or commitments to issue or sell capital stock or any such options, warrants, rights or convertible securities.

4

2.8 Valid Issuance of Securities, etc.

2.8.1. Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

2.8.2. Ordinary Shares Sold Pursuant to this Agreement. The Ordinary Shares have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the Ordinary Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the foregoing Ordinary Shares has been duly and validly taken. The Ordinary Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement.

2.9 Registration Rights of Third Parties. Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10 Validity and Binding Effect of This Agreement. This Agreement has been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

2.11 No Conflicts The execution, delivery, and performance by the Company of this Agreement, the Escrow Agreement, and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s memorandum and articles of association (as the same may be amended from time to time, the “Charter”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof, except such violation or breach that would not reasonably be expected to have a material adverse effect on the assets, business, conditions, financial position or results of operations of the Company (a “Material Adverse Effect”).

2.12 No Defaults; Violations. No default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect to the Company and its Subsidiaries, taken as a whole, and that are not otherwise disclosed in the Disclosure Materials. The Company is not in violation of any term or provision of its Charter, or in violation in any respect of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect to the Company and its Subsidiaries, taken as a whole, and that are not otherwise disclosed in the Disclosure Materials.

5

2.13 Corporate Power; Licenses; Consents.

2.13.1. Conduct of Business. Except as described in the Registration Statement and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

2.13.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement, the Escrow Agreement and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Ordinary Shares and the consummation by the Company of the transactions contemplated by this Agreement the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Nasdaq.

2.14 D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers named in the section “Management” in the Prospectus immediately prior to the Offering (the “Insiders”) as well as in the Lock-Up Agreement in the form attached hereto as Exhibit A provided to the Underwriter is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Insider to become inaccurate and incorrect.

2.15 Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director that would reasonably be expected to have a Material Adverse Effect but has not been disclosed in the Registration Statement and the Prospectus or in connection with the Company’s listing application for the listing of the Ordinary Shares on Nasdaq.

2.16 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the British Virgin Islands as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect.

2.17 Transactions Affecting Disclosure to FINRA.

2.17.1. Finder’s Fees. Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Ordinary Shares hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, any of its shareholders that may affect the Underwriter’s compensation, as determined by FINRA.

2.17.2. Payments Within Twelve (12) Months. Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than the prior payment of US$75,000 to Network 1 Financial Securities, Inc., the Underwriter, as provided hereunder in connection with the Offering.

2.17.3. FINRA Affiliation. To the best of the Company’s knowledge, and except as may have been previously disclosed in writing to the Underwriter, no Insider or any beneficial owner of 5% or more of the Company’s outstanding Ordinary Shares has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA).

6

2.18 Foreign Corrupt Practices Act. Neither the Company nor, to the best of the Company’s knowledge, any of the Insiders or employees of the Company or any other person authorized to act on behalf of the Company has, directly or indirectly, knowingly given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

2.19 Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to Mei & Mark shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

2.20 Lock-Up Period. During the period commencing on and including the date hereof and ending on and including the 180th day following the effective date of the Registration Statement (as the same may be extended as described below, the “Lock-up Period”), the Company, each of its officers, directors and existing shareholders will not, without the prior written consent of the Representative (which consent may be withheld at the Representative’s sole discretion), directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act, except for a registration statement on Form S-8 relating to the Company’s employee benefit plans, in respect of, any shares of Ordinary Shares, options, rights or warrants to acquire shares of Ordinary Shares or securities exchangeable or exercisable for or convertible into shares of Ordinary Shares (other than as contemplated by this Agreement with respect to the Shares) or publicly announce the intention to do any of the foregoing, other than (i) the issuance of restricted Ordinary Shares, restricted stock units or options to acquire Ordinary Shares pursuant to the Company’s employee benefit plans, qualified stock option plans or other equity incentive plans as such plans are in existence on the date hereof and, if material, described in the Disclosure Materials, (ii) issuances of Ordinary Shares upon the exercise or settlement of options or warrants disclosed as outstanding in the Prospectus.

2.21 Subsidiaries. Exhibit 21.1 of the Registration Statement lists each Subsidiary and consolidated entity of the Company and sets forth the ownership of all of the Subsidiaries. The Subsidiaries are duly organized and in good standing under the laws of the place of organization or incorporation, and each such Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect. The Company’s ownership and control of each Subsidiary and each Subsidiary’s ownership and control of other Subsidiaries, is as described in the Registration Statement, the Disclosure Materials and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or entity other than Wah Fu Education Group Limited, a British Virgin Islands company (“Wah Fu BVI”), Shanghai Xin Fu Network Technology Co. Ltd., and Shanghai Xia Shu Network Technology Co. Ltd, each a wholly-owned subsidiary of Wah Fu BVI established under the laws of the People’s Republic of China (collectively, “Wah Fu Shanghai”), Wah Fu Education Holding Limited, a limited liability company established under the laws of the Hong Kong Special Administrative Region and wholly-owned subsidiary of Wah Fu BVI (“Wah Fu HK”), Beijing Huaxia Dadi Distance Learning Services Co., Ltd., a wholly foreign owned enterprise formed under the laws of the People’s Republic of China (the “PRC”) and a wholly owned subsidiary of Wah Fu BVI (“Wah Fu WFOE”) and Beijing HuaXiaDaDi Digital Information Technology Co., Ltd., a limited liability company established under the laws of the PRC (“Wah Fu VIE”). Each of the Company and its Subsidiaries has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Materials and the Prospectus, and is duly qualified to do business under the laws of each jurisdiction which requires such qualification.

2.22 Related Party Transactions. Except as disclosed in the Registration Statement and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus by the Securities Act of 1933, as amended that have not been described.

2.23 Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Directors.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of Nasdaq. At least one member of the Board of Directors of the Company qualifies as an “audit committee financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of Nasdaq. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of Nasdaq.

7

2.24 Sarbanes-Oxley Compliance.

2.24.1. Disclosure Controls. Subsequently to the Effective Date, the Company will develop and maintain disclosure controls and procedures that are sufficient to provide reasonable assurance that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.24.2. Compliance. The Company will be, on the Effective Date, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all the material provisions of the Sarbanes-Oxley Act of 2002.

2.25 No Investment Company Status. The Company is not and, after giving effect to the Offering and sale of the Ordinary Shares and the application of the net proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.26 No Material Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the best of the Company’s knowledge, is imminent, which would result in a Material Adverse Effect.

2.27 Intellectual Property. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement and the Prospectus, except for such Intellectual Property, the failure of which to own or possess, as the case may be, would not reasonably be expected to result in a Material Adverse Effect. To the best of the Company’s knowledge, no action or use by the Company or any of its Subsidiaries will involve or give rise to any infringement of, or material license or similar fees for, any Intellectual Property of others, that would reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, except as disclosed in the Registration Statement. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement or fee, except such infringement or fee that would not reasonably be expected to have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole.

2.28 Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all material taxes imposed on or assessed against the Company or such subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriter and to the knowledge of the Company, (i) no material issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed with relevant taxing authorities in respect to taxes.

8

2.29 Industry Market and Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and, in the Company’s reasonable and good faith belief, such data agree with the sources from which they are derived. The Company has obtained the written consent to the use of such data from such sources to the extent necessary.

2.30 The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of the rules and regulations of Nasdaq and the Board of Directors and/or audit committee has adopted a charter that satisfies the requirements of the rules and regulations of Nasdaq. Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to materially and adversely affect the Company’s ability to record, process, summarize and report financial information.

2.31 Neither the Company nor the Subsidiaries has, prior to the date hereof, made any offer or sale of any Ordinary Shares which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Underwriter pursuant to the Registration Statement. Except as disclosed in the Registration Statement, neither the Company nor the Subsidiaries has sold or issued any Ordinary Shares or any securities convertible into, exercisable or exchangeable for Ordinary Shares, or other equity securities, or any rights to acquire any Ordinary Shares or other equity securities of the Company, during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than Ordinary Shares issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement.

2.32 PRC Representation and Warranties.

2.32.1. Organization.

(i) Wah Fu WFOE has been duly organized and is validly existing as a company under the laws of the PRC, and has been duly qualified as a foreign invested enterprise with the following approvals and certificates: (A) Certificate of Approval and (B) Business License. 100% of the equity interests of Wah Fu WFOE are owned by the Company as described in the Prospectus, and such equity interests are free and clear of all liens, encumbrances, equities or claims except to the extent that such liens, encumbrances, equities or claims would not have a Material Adverse Effect; the articles of association, the business license and other constituent documents of Wah Fu WFOE comply in all material respects with the requirements of applicable laws of the PRC and are in full force and effect; Wah Fu WFOE has full power and authority (corporate and other) and all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of or with any governmental agency having jurisdiction over Wah Fu WFOE or any of its properties required for the ownership or lease of property by it and the conduct of its business in accordance with its registered business scope except for such that would not reasonably be expected to have a Material Adverse Effect and has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus.

(ii) Wah Fu VIE has been duly organized and is validly existing as a limited liability company under the laws of the PRC; 100% of the equity interests of Wah Fu VIE are indirectly controlled by the Company through contractual arrangements as described in the Prospectus (the “VIE Agreements”), and such equity interests are free and clear of all liens, encumbrances, equities or claims except for the pledge of the equity interests under the VIE Agreements and except to the extent that such liens, encumbrances, equities or claims would not have a Material Adverse Effect; the articles of association, the business license and other constituent documents of Wah Fu VIE comply in all material respects with the requirements of applicable laws of the PRC and are in full force and effect; except as disclosed in the Registration Statement, Wah Fu VIE has full power and authority (corporate and other) and has all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of or with any governmental agency having jurisdiction over Wah Fu VIE or any of its properties required for the ownership or lease of property by it and the conduct of its business, except for such that would not reasonably be expected to have a Material Adverse Effect, and has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus.

9

(iii) Each of Wah Fu WFOE and Wah Fu VIE has legal and valid title to all of its properties and assets, free and clear of all liens, charges, encumbrances, equities, claims, options and restrictions that would materially affect the value thereof or interfere with the use made or to be made thereof by them; each lease agreement to which it is a party is duly executed and legally binding; its leasehold interests are set forth in and governed by the terms of any lease agreements, and, to the best of the Company’s knowledge, such agreements are valid, binding and enforceable in accordance with their respective terms under PRC law, except where the invalidity of such lease agreements would not reasonably be expected to have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole; and, none of Wah Fu WFOE or Wah Fu VIE owns, operates, manages or has any other right or interest in any other material real property of any kind, which would reasonably result in a Material Adverse Effect to the Company and the Subsidiaries, taken as a whole, except as described in the Prospectus.

2.32.2. PRC Taxes. Except as disclosed in the Registration Statement, the Disclosure Materials and Prospectus, including the risk factor set forth in “Risk Factors— Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and has a material adverse effect on our results of operations and the value of your investment.” no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in China, to any Chinese taxing authority in connection with (A) the issuance, sale and delivery of the Ordinary Shares, and the delivery of the Ordinary Shares to or for the account of the purchasers, and (B) the purchase from the Company and the sale and delivery of the Ordinary Shares to purchasers thereof.

2.32.3. Dividends and Distributions. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

2.32.4. Compliance with SAFE Regulations. The Company has taken all reasonable steps to cause all of the Company’s shareholders and option holders who are residents or citizens of the PRC, to comply with any applicable rules and regulations of the State Administration of Foreign Exchange (SAFE) relating to such shareholders’ and option holders’ shareholding with the Company (the “SAFE Rules and Regulations”), including, without limitation, taking reasonable steps to require each shareholder or option holder that is, or is directly or indirectly owned or controlled by, a resident or citizen of the PRC to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

2.32.5. M&A and CSRC Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (CSRC) and the State Administration of Foreign Exchange of China (SAFE) on August 8, 2006 and amended on June 22, 2009 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by companies or natural persons of the PRC, to obtain the approval of the CSRC prior to the listing and trading of their Ordinary Shares on a stock exchange located outside of the PRC by its PRC counsel; based on such legal advice, the Company confirms with the Underwriter:

(i) Except as disclosed in the Disclosure Materials and the Registration Statement, the issuance and sale of the Ordinary Shares, the listing and trading of the Ordinary Shares on Nasdaq and the consummation of the transactions contemplated by this Agreement are not, as of the date hereof, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules currently in effect (collectively, the “M&A Rules and Related Clarifications”).

(ii) Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, as of the date hereof, the M&A Rules and Related Classifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Ordinary Shares, the listing and trading of the Ordinary Shares on Nasdaq, or the consummation of the transactions contemplated by this Agreement.

10

2.33 MD&A. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Preliminary Prospectus included in the Disclosure Materials and the Prospectus accurately and fully describes in all material respects (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Disclosure Materials and the Prospectus and have consulted with its independent accountants with regard to such disclosure.

2.34. Money Laundering. The operations of the Company, its Subsidiaries and Wah Fu VIE are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its subsidiaries or Wah Fu VIE with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

2.35. Office of Foreign Assets Control. None of the Company, any of its Subsidiaries, Wah Fu VIE or, to the best of the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company, any of its Subsidiaries or Wah Fu VIE has conducted or entered into a contract to conduct any transaction with the governments or any of subdivision thereof, agents or the Underwriter, residents of, or any entity based or resident in the countries that are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); none of the Company, any of its subsidiaries or Wah Fu VIE is currently subject to any U.S. sanctions administered by OFAC (including but not limited to the designation as a “specially designated national or blocked person” thereunder), Her Majesty’s Treasury, the United Nations Security Council, or the European Union or is located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions, including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria; and the Company will not knowingly directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.36. No Immunity. None of the Company, its Subsidiaries, Wah Fu VIE or any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the British Virgin Islands, Hong Kong, the PRC, New York or United States federal law; and, to the extent that the Company, its Subsidiaries, Wah Fu VIE or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company, its Subsidiaries and Wah Fu VIE waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement under New York law as provided under this Agreement.

2.37. Not a PFIC. Except as disclosed in the Disclosure Materials, Registration Statement and Prospectus, the Company does not expect that it will be treated as a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year. The Company has no plan or intention to operate in such a manner that would reasonably be expected to result in the Company becoming a PFIC in future taxable years.

2.38. Foreign Private Issuer Status. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

2.39. Choice of Law. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the choice of law provision set forth in Section 8.6 of this Agreement constitutes a legal and valid choice of law under the laws of the British Virgin Islands, and the PRC and will be honored by courts in the British Virgin Islands, and the PRC, subject to compliance with relevant civil procedural requirements (that do not involve a re-examination of the merits of the claim) in the British Virgin Islands, Hong Kong and the PRC. The Company has the power to submit, and pursuant to Section 8.6 of this Agreement, has legally, validly, effectively and submitted, to the personal jurisdiction of each of the New York Courts, and the Company has the power to designate, appoint and authorize, and pursuant to Section 8.6 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, or the Ordinary Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 8.6 of this Agreement.

11

2.40. Recognition of Judgments. Any final and conclusive monetary judgment obtained against the Company in the courts of New York in respect of this Agreement, for a definite sum, may be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary provided that in respect of the foreign judgment:

a)	the foreign court issuing the judgment had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

b)	the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company;

c)	in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court;

d)	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

e)	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1 Amendments to Registration Statement. The Company will deliver to the Underwriter, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Underwriter shall reasonably object in writing.

3.2 Federal Securities Laws.

3.2.1. Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Ordinary Shares in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Ordinary Shares is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2. Filing of Final Prospectus. The Company will file the Prospectus (in form and substance reasonably satisfactory to the Underwriter) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3. Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Ordinary Shares that would constitute an issuer free writing prospectus, as defined in Rule 433 of the Act, without the prior consent of the Underwriter.

12

3.3 Delivery to the Underwriter of Prospectuses. The Company will deliver to the Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Prospectus as the Underwriter may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriter two copies of the executed Registration Statements and all post-effective amendments thereto.

3.4 Effectiveness and Events Requiring Notice to the Underwriter. The Company will use its commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus the earlier of 90 days from the Applicable Time or until the closing of the Offering and will promptly notify the Underwriter and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendments thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Ordinary Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the filing with the Commission of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.5 Review of Financial Statements. For a period of one (1) year from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for such interim periods as the Company is required to furnish reports. However, so long as the Company is subject to the reporting requirements of the Exchange Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports filed through EDGAR to the Underwriter.

3.6 Reports to the Underwriter.

3.6.1 Periodic Reports, etc. For a period of one (1) year from the Effective Date, the Company will furnish to the Underwriter copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish or make available to the Underwriter: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of each Form 6-K prepared and filed by the Company; (iii) a copy of each registration statement filed by the Company under the Act. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Underwriter pursuant to this Section.

3.7 Payment of Expenses.

3.7.1. General Expenses Related to the Offering. The Company hereby agrees to pay on the Closing Date all expenses incident to the preparation of, and performance of the obligations of, the Company under this Agreement, including, but not limited to: (a) all filing fees relating to the registration of the Ordinary Shares to be sold in the Offering with the Commission; (b) all COBRADesk filing fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of such Ordinary Shares on the Nasdaq and such other stock exchanges as the Company and the Underwriter together determine; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Ordinary Shares under the securities laws of such foreign jurisdictions as the Underwriter may reasonably designate; (d) the costs of all mailing and printing of the offering documents, Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Underwriter may reasonably deem necessary, (e) the costs of preparing, authenticating, issuing, printing and delivering certificates representing the Ordinary Shares; (f) stock transfer and/or stamp taxes, if any, payable upon the transfer of Ordinary Shares from the Company to the Underwriter; (g) the fees and expenses of the Company’s accountants; (h) the fees and expenses of the Company’s legal counsel and other agents; (i) the costs associated with post-Closing advertising of the Offering in the national editions of the Wall Street Journal and New York Times except that that Company shall only reimburse the Underwriter for the costs of this subsection (j) if the Company gives its prior written consent to such advertisements; and (k) actual “road show” expenses for the Offering incurred by the Company. The Underwriter is also entitled to reimbursement up to $75,000 of its out-of-pocket expenses relating to the offering including but not limited to (a) reasonable travel and out-of pocket expense in connection with the Offering; (b) reasonable fees and expenses of legal counsel incurred by the Underwriter in connection with the Offering; (c) cost of due diligence meetings not exceeding $10,000 in the aggregate; (d) preparation of printed documents for closing and deal mementos with costs not exceeding $3,000, and (e) all reasonable documented fees and expenses for conducting a net road show presentation not exceeding $10,000. Any remaining costs and expenses of the Underwriter shall be borne by the Underwriter. The Underwriter acknowledges that US$75,000 of this allowance has been paid by the Company and shall be deducted from the accountable expense allowance payable pursuant to this Section 3.7.1.

13

3.7.2. Corporate Finance Fees. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.7.1, on the Closing Date it will pay to the Underwriter a corporate finance fee equal to 2% of the gross proceeds of the Offering contemplated herein.

3.8 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.9 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

3.10 Stabilization. Neither the Company nor to the best of the Company’s knowledge, any of its employees, directors or shareholders (without the consent of the Underwriter) will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares.

3.11 Internal Controls. Except as disclosed in the Disclosure Materials, the Registration Statement and the Prospectus, to the extent required under Sarbanes-Oxley Act of 2002, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.12 Accountants. After the Effective Date, the Company shall retain independent public accountants reasonably acceptable to the Underwriter, and the Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least one (1) year after the Effective Date. The Underwriter acknowledges that Friedman is acceptable to the Underwriter.

3.13 FINRA. The Company shall advise the Underwriter (who shall make an appropriate filing with FINRA) if it becomes aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Ordinary Shares.

3.14 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriter responsibility to the Company is solely contractual in nature and that none of the Underwriter of its affiliates shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.15 Compliance with SAFE Regulations. The Company shall use reasonable efforts to cause its shareholders and option holders that are, or that are directly or indirectly owned or controlled by, residents or citizens of the PRC, to comply with the SAFE Rules and Regulations applicable to them, including without limitation, requesting each such shareholder and option holder to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

14

3.16 Maintenance of Transfer Restrictions. The Company shall at all times after the Closing Date maintain transfer restrictions with respect to the Company’s Ordinary Shares and securities that are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements (as defined below) and shall use commercially reasonable efforts to ensure compliance with such restrictions on transfer of restricted Ordinary Shares and securities.

3.17 Maintenance of Ordinary Shares Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Ordinary Shares on Nasdaq for not less than two (2) years.

3.18 Foreign Corrupt Practices Act. The Company will take reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

4. Conditions of Underwriters’ Obligations. The obligations of the Underwriter hereunder shall be subject to (i) the continuing accuracy of the representations and warranties of the Company in all material aspects as of the date hereof and as of the Closing Date; (ii) the performance by the Company of its obligations hereunder and (iii) the following conditions:

4.1 Regulatory Matters.

4.1.1. Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with .

4.1.2. FINRA Clearance. By the Effective Date, the Underwriter shall have received clearance from FINRA as to the Registration Statement.

4.1.3. Nasdaq Stock Market Clearance. On or prior to the Closing Date, the Ordinary Shares shall have been approved for listing on Nasdaq, subject only to written confirmation of the Closing by the Company.

4.1.4. Free Writing Prospectuses. The Underwriter covenants with the Company that the Underwriter will not use, authorize the use of, refer to, or participate in the planning for the use of a “free writing prospectus” as defined in Rule 405 under the Act, which term includes use of any written information furnished by the Commission to the Company and not incorporated by reference into the Registration Statement, without the prior written consent of the Company.

4.2 Opinions of Counsels.

4.2.1. Closing Date Opinion of Counsel. On the Closing Date, the Underwriter shall have received the favorable opinion of Ellenoff Grossman & Schole LLP, U.S. securities counsel to the Company, dated the Closing Date, addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

4.2.2. British Virgin Islands Opinion. On the Closing Date, the Underwriter shall have received the favorable opinion of Maples and Calder, British Virgin Islands counsel to the Company, in form and substance reasonably satisfactory to the Underwriter.

4.2.3. PRC Opinion. On the Closing Date, the Underwriter shall have received the favorable opinion of Jingtian & Gongcheng, PRC counsel to the Company, in form and substance reasonably satisfactory to the Underwriter.

15

4.2.4. Opinion of U.S. Counsel for Underwriter. On the Closing Date, the Underwriter shall have received the favorable opinion in form and substance satisfactory to the Underwriter of Mei & Mark LLP, counsel for the Underwriter.

4.2.5 Opinion of PRC Counsel for Underwriter. On the Closing Date, the Underwriter shall have received from DaHui Lawyers, PRC counsel for the Underwriter, such written opinion or opinions in form and substance satisfactory to the Underwriter.

4.2.6 Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Underwriter) of other counsel reasonably acceptable to the Underwriter, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Mei & Mark if requested.

4.3 Comfort Letter and CFO Certificate. At the time this Agreement is executed, the Underwriter shall have received (i) from Friedman a cold comfort letter, addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter and to Mei & Mark, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and (ii) from the Company a certificate of the chief financial officer of the Company, dated such date, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit B attached hereto.

4.4 Bring-down Comfort Letter and CFO Certificate. At the Closing Date, the Underwriter shall have received (i) from Friedman a letter with respect to the Company, dated as of Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 4.3(i) to the extent permitted by the American Institute of Certified Public Accountants auditing standards, except that the specified date referred to shall be a date not more than three (3) business days prior to Closing Date and (ii) from the Company a certificate of the chief financial officer of the Company, dated as of the Closing Date, to the effect that the chief financial officer of the Company reaffirms the statements made in the certificate furnished pursuant to Section 4.3 (ii).

4.5 Officers’ Certificates.

4.5.1. Officers’ Certificate. At the Closing Date, the Underwriter shall have received a certificate of the Company signed by the Chairman of the Board and Chief Executive Officer of the Company, dated the Closing Date, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, and that the conditions set forth in Section 4.4 hereof have been satisfied as of such date and that, as of the Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are true and correct in all material respects.

4.5.2. Secretary’s Certificate. At the Closing Date, the Underwriter shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date, respectively, certifying: (i) that the Charter is true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.6 No Material Changes. Prior to and on the Closing Date: (i) to the knowledge of the Company, there shall have been no events that have occurred that would have a material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, or business prospects of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or, to the best of the Company’s knowledge, threatened against the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may material adverse change in the condition or prospects of the Company, except as set forth in the Registration Statement and Prospectus.

16

4.7 Delivery of Agreements and Certificates.

4.7.1. Pricing Date Deliveries. On the date hereof, the Company shall have delivered to the Underwriter executed copies of this Agreement and the Lock-Up Agreements.

5. Indemnification.

5.1 Indemnification of the Underwriter.

5.1.1. General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter and each of its directors, officers and employees and each person, if any, who controls the Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter and the Company, or between any of the Underwriter and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Disclosure Materials, the Registration Statement, or the Prospectus (as from time to time each may be amended and supplemented); or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Disclosure Materials, the Registration Statement, or Prospectus, or any amendment or supplement thereof. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of the Underwriter to the extent that any loss, liability, claim, damage or expense of the Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Ordinary Shares to such person as required by the Act and the Regulations, if the untrue statement or omission has been corrected in the Prospectus. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Ordinary Shares or in connection with the Registration Statement or Prospectus.

5.1.2. Procedure. If any action is brought against the Underwriter or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of the Underwriter) and payment of actual expenses. The Underwriter or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in advance in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Underwriter (in addition to local counsel) and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or any Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

17

5.2 Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement, or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement, or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Underwriter by the provisions of Section 5.1.2.

5.3 Contribution.

5.3.1. Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportions that the Underwriter are responsible for that portion represented by the percentage that the commission appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Ordinary Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of the Underwriter or the Company, as applicable, and each person, if any, who controls the Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriter or the Company, as applicable.

5.3.2. Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or the Underwriter) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its Underwriter of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

18

6. Additional Covenants.

6.1 Board Composition and Board Designations. For so long as the Company’s Ordinary Shares remain listed on Nasdaq, the Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of Nasdaq or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Ordinary Shares listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as an “audit committee financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

6.2 Prohibition on Press Releases and Public Announcements. The Company will not issue press releases or engage in any other publicity, without the Underwriter’s prior written consent, for a period ending at 5:00 p.m. Eastern time on the first business day following the 40th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

7. Effective Date of this Agreement and Termination Thereof.

7.1 Effective Date. This Agreement shall become effective when both the Company and the Underwriter have executed the same and delivered counterparts of such signatures to the other party.

7.2 Termination. You shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if trading on the New York Stock Exchange, the Nasdaq, the Nasdaq Global Market or the Nasdaq Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for Ordinary Shares shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (ii) if the United States shall have become involved in a new war or an increase in major hostilities, which, in the Underwriter’s reasonable judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the Ordinary Shares or to enforce contracts made by the Underwriter for the sale of the Ordinary Shares, or (iii) if a banking moratorium has been declared by a New York State or federal authority, or (iv) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (v) if there is such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Underwriter’s reasonable judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the Ordinary Shares or to enforce contracts made by the Underwriter for the sale of the Ordinary Shares.

7.3 Survival. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8. Miscellaneous.

8.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

To the Company:

Wah Fu Education Group Limited

Room 505 Building No. 40

No. 1 Disheng North Street

Economic and Technological Development Zone, Beijing

People’s Republic of China 100176

with a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attention: Richard I. Anslow, Esq.

Telephone: (212)370-1300

E-mail: ranslow@egsllp.com

and

19

To you:

Network 1 Financial Securities, Inc.

2 Bridge Avenue, Penthouse

Red Bank, NJ 07701

Attention: Damon Testaverde

Facsimile: 732-758-6671

E-mail: ddtestaverde@netw1.com

with a copy to:

Mei & Mark LLP

818 18th Street NW, Suite 410

Washington, DC 20006

Attention: Fang Liu

Facsimile: 888-706-1173

Email: fliu@meimark.com

8.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

8.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

8.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriter, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal underwriters and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Ordinary Shares from any of the Underwriter.

8.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The Company hereby irrevocably appoints Puglisi & Associates with offices at 850 Liberty Avenue, Suite 204, Newark, DE 19711 as its agent for service of process and agrees that service of process may be made upon it at the office of such agent. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at Puglisi & Associates, 850 Liberty Avenue, Suite 204, Newark, DE 19711. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

20

8.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

8.8 Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[SIGNATURE PAGE FOLLOWS]

21

If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

WAH FU EDUCATION GROUP LIMITED

By:
Name:
Title:

Accepted on the date first above written.

NETWORK 1 FINANCIAL SECURITIES, INC.

By:
Name: Damon Testaverde
Title: Managing Director

22

EXHIBIT A

Lock-Up Agreement

___________ __, 20__

Network 1 Financial Securities, Inc.

2 Bridge Avenue, Penthouse

Red Bank, NJ 07701

Ladies and Gentlemen:

The undersigned understands that Network 1 Financial Securities, Inc. (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Wah Fu Education Group Limited, a British Virgin Islands company (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter named in the Underwriting Agreement of minimum of 1,000,000 and maximum of 2,000,000 Ordinary Shares (“Ordinary Shares”), par value $0.01 per share, of the Company.

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 180 days after the Effective Date (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or capital stock of the Company including any securities convertible into or exercisable or exchangeable for such Ordinary Shares or capital stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Ordinary Shares or capital stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Company capital stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, the undersigned may transfer Ordinary Shares held by the undersigned without the prior consent of the Underwriter in connection with (a) transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit, direct or indirect, of a family member (for purposes of this letter agreement, “family member” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin); provided that in the case of any transfer or distribution pursuant to clause (a), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the Lock-up Period, (b) transfer of Ordinary Shares to a charity or educational institution, (c) in connection with the transactions contemplated by the Underwriting Agreement based on the mutual agreement by and among the undersigned, the Company and the Underwriter, (d) as a distribution to limited partners or stockholders of the undersigned, or (e) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company, investment fund or other business entity, any transfers of Ordinary Shares to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be, if, in any such case, such transfer is not for value. In addition, the undersigned agrees that during the Lock-Up Period, without the prior written consent of the Underwriter, it will not make any demand for or exercise any right with respect to the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for such Ordinary Shares.

Furthermore, the undersigned may sell Ordinary Shares of the Company purchased by the undersigned on the open market during the Lock-up Period if and only if (i) such sales are not required to be reported in any public filing under the Exchange Act with the Securities and Exchange Commission, or in any other public announcement, and (ii) the undersigned does not otherwise voluntarily effect any public filing under the Exchange Act with the Securities and Exchange Commission, or make any other public announcement, regarding such sales.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Ordinary Shares, or securities exchangeable or exercisable for or convertible into Ordinary Shares, provided that the undersigned does not transfer the Ordinary Shares acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this letter agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares within the Lock-Up Period).

In addition, Ordinary Shares sold or tendered to the Company by the undersigned or withheld by the Company for tax withholding purposes in connection with the vesting or exercise of equity awards that are subject to a taxable event upon vesting or exercise will not be subject to this letter agreement.

The undersigned understands that the Company and the Underwriter are relying upon this letter agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal underwriters, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by the Company, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder this agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name):

(Address)

EXHIBIT B

FORM OF CFO CERTIFICATE
TO BE DELIVERED PURSUANT TO SECTION 4.3

I, Gang Yao, Chief Financial Officer of Wah Fu Education Group Limited, a company incorporated in the British Virgin Islands (the “Company”), pursuant to section 4.3 of the Underwriting Agreement, dated [date] (the “Underwriting Agreement”), by and between the Company and the Underwriter, hereby certify, solely in the capacity as an officer of the Company for and on behalf of the Company, that:

1.	I am familiar with the accounting, operations, records systems and internal controls of the Company.

2.	I have participated in the preparation of the Registration Statement and the Prospectus.

3.	I have reviewed the disclosure in the Registration Statement and the Prospectus.

4.	I have reviewed the operating information and data identified and circled by you in the preliminary prospectus dated [date] attached hereto as Annex A and the Prospectus, dated [date] attached hereto as Annex B (together, the “Company Information”).

5.	Where the Company Information is derived from the Company’s accounting and other records, I confirm that the Company Information has been properly extracted from these records and has been accurately reproduced in the Registration Statement and the Prospectus.

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Underwriting Agreement. This certificate is to assist the Underwriter in conducting and documenting their investigation of the affairs of the Company in connection with the offering.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated as of

By:
Name: Gang Yao
Title: Chief Financial Officer

Exhibit C

Form of Warrant

[SEE EXHIBIT 4.1 TO THE COMPANY’S REGISTRATION STATEMENT ON FORM F-1]